UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

CORVEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 North Fairfax Drive, Suite 3230, Arlington,Virginia	22226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) GET-GPUS ((866) 438-4787)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 14, 2026, Corvex, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Chardan Capital Markets LLC, sales agent and, during the applicable exclusive period, as exclusive sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent (the “Offering”) shares of its common stock, par value $0.0001 per share (the “Shares”). Any sale of Shares to the Agent acting as principal will be made pursuant to a separate written terms agreement between the Company and the Agent.

Under the Sales Agreement, the Agent may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder.

The Company will pay the Agent a commission of 2.5% of the aggregate gross proceeds from sales of Shares under the Offering. The Company will also reimburse the Agent for fees and disbursements of its legal counsel (i) in an amount not to exceed $75,000 in connection with the execution of the Sales Agreement, (ii) in an amount not to exceed $10,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate to the Agent pursuant to the Sales Agreement for which no waiver is applicable and excluding the date of the Sales Agreement, and (iii) in an amount not to exceed $30,000 in connection with each additional program “refresh,” including the filing or effectiveness of any additional or replacement registration statement, prospectus or prospectus supplement relating to the shares of common stock sold pursuant to the Sales Agreement or any material amendment to the Sales Agreement. The Sales Agreement contains customary representations and warranties, covenants and indemnification and contribution obligations, including indemnification and contribution for liabilities under the Securities Act.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Shares are being offered and sold pursuant to the Company’s effective shelf registration statement under the Securities Act on Form S-3 (File No. 333-298769) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 16, 2026, and a prospectus supplement relating to the Shares, dated October 14, 2026, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act on October 14, 2026.

The Sales Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1 and is incorporated herein by reference and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement. The foregoing description of the Sales Agreement and the Offering does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Sales Agreement has been included to provide investors and security holders with information regarding its terms. The Sales Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
5.1	Opinion of K&L Gates LLP
10.1	At-the-Market Sales Agreement, dated as of October 14, 2026, by and between the Company and Chardan Capital Markets, LLC
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEX, INC.

Date: October 14, 2026	By:	/s/ Chance Moreland
Chance Moreland
Chief Financial Officer

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